Exhibit 5.1

October 27, 2017

The Board of Directors

NextSource Materials Inc.

1001-145 Wellington Street West

Toronto, Ontario

M5J 1H8

Dear Sirs:

Re: NextSource Materials Inc. (the “Company”) – Registration Statement on Form S-4

We have acted as legal counsel for the Company, a Minnesota corporation, in connection with the preparation of a registration statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the redomicile of the Company from Minnesota to Canada (the “Redomicile”) under the Canada Business Corporations Act (the “CBCA”). References in this letter to “NextSource Canada” are to the Company as it will exist upon completion of the Redomicile under the CBCA.

A.	SCOPE OF REVIEW

In rendering the opinion set forth below, we have reviewed:

(i)	the Registration Statement and certain exhibits thereto, including the proposed Articles of Continuance and New By-Laws of NextSource Canada;

(ii)	an Officer’s Certificate executed by Marc Johnson, Chief Financial Officer of the Company, and

(iii)	such statutes, records and other documents as we have deemed relevant.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in (i) through (iii) above. In particular, we have not reviewed, and express no opinion on, any document (other than the documents listed in (i) through (iii) above) that is referred to or incorporated by reference into, the documents reviewed by us.

B.	ASSUMPTIONS

In rendering the opinion set forth below, we have assumed:

(i)	the legal capacity of all individuals executing documents, the genuineness of all signatures, and the authenticity and completeness of all documents submitted to us;

(ii)	the Redomicile as contemplated in the Registration Statement is permitted under the relevant corporate statute and applicable laws in the State of Minnesota;

(iii)	the Company has the corporate power and capacity to complete the Redomicile as contemplated in the Registration Statement;

(iv)	the Company has received all required approvals and consents to complete the Redomicile as contemplated in the Registration Statement;

(v)	the proposed Articles of Continuance and New By-Laws of NextSource Canada as included as an exhibit to the Registration Statement are as will be filed; and

(vi)

each of the statements made and certified in the Officer’s Certificate were true and correct when made, have at no time since being made and certified become untrue or incorrect and remain true and correct on the date hereof.

C.	LAWS ADDRESSED

The opinions we express are limited to the laws of Ontario and federal laws of Canada applicable in Ontario.

D.	OPINION

Based upon and subject to the foregoing, we are of the opinion that, upon the effective date of the Redomicile of the Company under the CBCA, each issued and outstanding share of common stock of the Company shall automatically, without any action on the part of the Company or a stockholder, become one validly issued and fully paid and non-assessable issued and outstanding common share of NextSource Canada.

E.	CONSENT

Our opinion above is solely for the benefit of its addressee(s) and not for the benefit of any other person. Our opinion is rendered solely in connection with the Registration Statement and it may not be quoted, in whole or in part, or otherwise referred to or used for any purpose without our prior written consent.

We consent to the use of our opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus/proxy statement constituting a part thereof, and in any amendment thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

Yours truly,

“Cassels Brock & Blackwell LLP”

CASSELS BROCK & BLACKWELL LLP